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                                                                     EXHIBIT 5.1

[Sherwin-Williams  Logo]

The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115
Phone: (216) 566-2200

Louis E. Stellato
Vice President, General Counsel
and Secretary

                                                              November 18, 2003

The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio 44115

Ladies and Gentlemen:

         As General Counsel for The Sherwin-Williams Company, an Ohio corporation ("Sherwin-Williams"), I am delivering this opinion for use as an exhibit to the Registration Statement on Form S-3 of Sherwin-Williams (the "Registration Statement") to be filed on or about November 18, 2003 with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to 11,562,604 shares of Sherwin-Williams' common stock, par value $1.00 per share (the "Shares"), to be offered and sold from time to time by a selling stockholder of Sherwin-Williams listed in the Registration Statement. The Shares are the maximum number of shares that will become issuable upon conversion of Sherwin-Williams' Convertible Participating Serial Preferred Stock, without par value (the "Convertible Preferred Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

         I have examined the following in connection with this opinion: (i) the Amended and Restated Articles of Incorporation of Sherwin-Williams, as amended through May 1, 2001, and the Amendment to the Amended and Restated Articles of Incorporation of Sherwin-Williams, dated August 26, 2003, (ii) the Regulations of Sherwin-Williams, as amended, dated April 27, 1988, (iii) the Registration Statement, (iv) the Stock Purchase Agreement, dated August 27, 2003, between Sherwin-Williams and the selling stockholder, (v) the Registration Rights Agreement, dated August 27, 2003, between Sherwin-Williams and the selling stockholder, (vi) the Purchase Money Loan Agreement, dated August 27, 2003, between Sherwin-Williams and the selling stockholder, (vii) the Purchase Money Note, dated August 27, 2003, made by the selling stockholder and payable to Sherwin-Williams (the "Note"), and (viii) certain resolutions

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of the Board of Directors of Sherwin-Williams adopted at a meeting duly held on
July 23, 2003 relating to the issuance of the Convertible Preferred Stock. I have also examined such records, certificates and other documents relating to Sherwin-Williams that I have considered necessary or appropriate for the purpose of this opinion.

         With respect to any Shares held as treasury shares that may be sold, my opinion is also subject to the condition that such Shares have been validly issued before they were reacquired by Sherwin-Williams and became treasury shares, and I have assumed that certificates evidencing the Shares have been duly countersigned by the applicable registrar and transfer agent.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that, when the Registration Statement has become effective in accordance with applicable law and appropriate corporate action has been taken with respect to the Shares, the Shares will have been duly authorized and, when issued upon conversion of the Convertible Preferred Stock in accordance with the terms thereof, will be validly issued and, upon repayment of the Note, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in Part 1 of the Registration Statement. In giving my consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                                   Very truly yours,

                                                   /s/ L.E. Stellato